UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2025, Zoomcar Holdings, Inc. (the “Company”) closed a Securities Purchase Agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”), in connection with a private placement offering of a convertible promissory note in the original principal amount of $220,000.00 (the “Note”) and pre-funded warrants to purchase 1,000,000 shares of the Company’s common stock (the “Pre-Funded Warrants”) as additional consideration.

Pursuant to the Purchase Agreement, FirstFire purchased the Note with an original issue discount of $20,000.00 and net proceeds to the Company of $200,000.00.

The Note bears interest at 12% per annum and matures 12 months after issuance. The Note includes scheduled installment repayments and may be prepaid in full by the Company at a discount to the outstanding balance (including any applicable conditions, timing restrictions and pricing mechanics set forth therein). The Note is subject to a default penalty that increases the principal amount by 50% and includes customary events of default, covenants and remedies. The Note permits full prepayment by the Company at a discount to the outstanding balance, subject to the terms set forth in the Note.

In the event of an uncured default under the Note and expiry of 180 days from the closing date, FirstFire may elect to convert then-outstanding obligations (including principal, accrued interest, default interest, and other fees) into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price of the Company’s common stock during the fifteen (15) trading day period ending on the latest complete trading day prior to the applicable conversion date, representing a 25% discount to market price. Upon the occurrence and continuation of an event of default, the outstanding balance of the Note is automatically increased to 150% of the sum of unpaid principal and accrued interest (the “Default Amount”).

The FirstFire Pre-Funded Warrants were issued (i) as additional consideration for the purchase of the FirstFire Note and (ii) as full and final satisfaction, settlement, release and discharge of any and all claims of FirstFire and its affiliates arising out of or relating to any prior agreements, instruments, notes, warrants, securities or other investments by FirstFire in the Company preceding the FirstFire Purchase Agreement.

The Purchase Agreement also provides FirstFire with (i) piggyback registration rights for a period of twelve (12) months following closing, subject to customary exceptions, and (ii) a time-barred right during a twelve (12) month period following closing to receive the benefit of more favorable economic terms or provisions in certain substantially similar note financings by the Company (subject to “Excluded Transaction” carve-outs and other standard conditions), including notice and automatic amendment mechanics.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The FirstFire Note each constitute a direct financial obligation of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02. The Note, the Pre-Funded Warrants and any shares of common stock issued upon conversion thereof were issued and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated December 10, 2025, by and between the Company and FirstFire Global Opportunities Fund, LLC
10.2	Convertible Promissory Note, dated December 10, 2025, by and between the Company and FirstFire Global Opportunities Fund, LLC.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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